Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Avalo Therapeutics, Inc. for the registration of 34,325,423 shares of its common stock, 22,357.897 shares preferred stock, and 11,967,526 warrants, and to the incorporation by reference therein of our report dated March 29, 2024, with respect to the consolidated financial statements of Avalo Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023 and of our report dated June 3, 2024 (except for Note 2, as to which the date is June 24, 2024), with respect to the financial statements of AlmataBio, Inc., for the period from April 28, 2023 (date of inception) to December 31, 2023, included in Avalo Therapeutics Inc’s Current Report on Amendment No. 2 to Form 8-K/A dated June 24, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia
July 11, 2024